EXHIBIT 32.1

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the quarterly report of K-Tronik International, Inc. (the "Company") on Form 10QSB for the fiscal period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerry Racicot, President, Treasurer & C.E.O. of the Company, certify, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GERRY RACICOT

Name: Gerry Racicot
Title: President, CEO and Treasurer
February 14, 2006